Effective July 21, 2008 the Companys
Name Changed To Experain plc.


Exhibit A to Deposit Agreement
No. AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one (1) deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES, NOMINAL
VALUE OF $0.10 EACH,
OF
EXPERIAN GROUP LIMITED
(A COMPANY INCORPORATED UNDER
THE LAWS OF JERSEY)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
_______________________, or registered
assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Experian Group
Limited, a company incorporated under the laws of Jersey (herein called the Company).
At the date hereof, each American
Depositary Share represents one (1) Share which is either deposited or subject to deposit under the deposit agreement at the London office of The Bank of New York
(herein called the Custodian). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of October 11, 2006
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof. The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities). Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued. Delivery of such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him. Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose. This Receipt
may be split into other such Receipts, or
may be combined with other such Receipts
into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered. As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, Company, Registrar or Foreign
Registrar may require payment from the
depositor of Shares or the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof. Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary, the
Company or the Foreign Registrar, as the
case may be. The Depositary may refuse to
effect any transfer of this Receipt or any
split-up or combination hereof or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, nonassessable
and free of any pre-emptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that the such
Shares and the Receipts evidencing
American Depositary Shares representing
such Shares would not be Restricted
Securities. Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary, the Company or the Foreign
Registrar may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made. No Share shall be accepted
for deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Jersey which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time. The Depositary shall present its
statement for such charges and expenses to
the Company once every three months. The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement,  (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement, and the
surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.1 through 4.4 thereof, (7) a fee of
$1.50 or less per certificate for a Receipt or
Receipts for transfers made pursuant to
Section 2.4 of the Deposit Agreement and
(8) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (8)
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners.
      The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (Pre-Release). The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released. The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a Pre-Release. Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate. The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument;
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement and for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934. Such reports will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company. The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute the amount thus received (net of
the fees of the Depositary as provided in the
Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement (including, for the
avoidance of doubt, a distribution of any
securities by the Issuer subject to a
repurchase offer by the Issuer), the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
any manner that the Depositary, after
consultation with the Company, may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation. Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines, after consultation
with the Company, that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to other
Owners, the Depositary may distribute, to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefore in
such form as it deems appropriate.
      If circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner. As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation and transfer under
such laws.
      If the Depositary determines, after
consultation with the Company, that it is not
lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or other-wise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act. If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting or solicitation of holders of Shares
or other Deposited Securities, the Depositary
shall, after consultation with the Company
to the extent practicable, fix a record date (a)
for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof or (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting or
solicitation, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of Jersey law and of the Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request. The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions. If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be deemed
given and no such discretionary proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence. In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States or any
other country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company
shall be prevented or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the
Company incur any liability to any Owner
or holder of a Receipt by reason of any non-
performance or delay, caused as aforesaid,
in the performance of any act or thing which
by the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement. Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities. Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity reasonably satisfactory to it
against all expense and liability shall be
furnished as often as may be required, and
the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or holder of a Receipt, or any
other person believed by it in good faith to
be competent to give such advice or
information. The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith. The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of one firm of counsel) which may arise out
of acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of either of
them, or (ii) by the Company or any of its
directors, employees, agents and affiliates.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement. The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable. Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts. Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby. In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt and all
other documents as may be reasonably
required by the Depositary, the Company
and the Foreign Registrar at the Corporate
Trust Office of the Depositary, (b) payment
of the fee of the Depositary for the surrender
of Receipts referred to in Section 2.5 of the
Deposit Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt. If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends, rights or other
distributions to the Owners thereof, and
shall not give any further notices or perform
any further acts under the Deposit
Agreement, except that the Depositary shall
continue to collect dividends and other
distributions pertaining to Deposited
Securities, shall sell rights as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges). At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I. A.
(1) of the General Instructions to the Form
F-6 Registration Statement, as amended
from time to time, under the Securities Act
of 1933.
23.	SUBMISSION TO JURISDICTION.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, 111 8th Avenue, New York, New
York 10010, in the State of New York, in
the State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
24.	DISCLOSURE OF INTERESTS.
      To the extent that the provisions of
or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited
Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositarys compliance with any instructions of the Company in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.


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